Exhibit 3.407

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WYTHE COUNTY COMMUNITY HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2004, AT 4:51 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WYTHE COUNTY COMMUNITY HOSPITAL, LLC”.

3882975 8100H 110293140 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620354 DATE: 03-14-11

State of Delaware Secretary of State Division of Corporations Delivered 05:17 PM 11/17/2004 FILED 04:51 PM 11/17/2004 SRV 040831014 – 3882975 FILE
CERTIFICATE OF FORMATION
OF
WYTHE COUNTY COMMUNITY HOSPITAL, LLC
     1. The name of the limited liability company is Wythe County Community Hospital, LLC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Wythe County Community Hospital, LLC this 17th day of November, 2004.

/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Authorized Incorporator